Third Quarter Earnings Call Supplemental Information November 7, 2023

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements Statements contained in this presentation which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, our ability to control costs, particularly labor and employee benefit costs, and that our review of strategic alternatives will result in our pursuing any strategic transaction, or that we will successfully consummate any particular strategic transaction on attractive terms or at all. Our annual report on Form 10-K and quarterly reports on Form 10-Q, each of which can be found on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov, discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Results at a Glance 4 Consolidated Results 5-6 Payor Innovation 7 Clinical Expertise and High-Quality Outcomes 8 De Novos and Acquisitions 9 Home Health Segment 10-11 Hospice Segment 12-13 Consolidated Adjusted EBITDA 14 Debt and Liquidity 15 Credit Agreement Amendment 16 Adjusted Free Cash Flow 17 Guidance 18-19 Adjusted Free Cash Flow Assumptions and Uses of Free Cash Flow 20-21 Appendix, Including Company Overview & Reconciliations to GAAP 22-39

Results at a Glance

Home Health

Strong growth in Medicare Advantage admissions

Non-episodic admissions grew 33.5% in the quarter, driving total admissions growth of 1.6% year over year.

Continued payor innovation progress resulted in 11 new Medicare Advantage agreements negotiated during Q3 2023.

Cost per visit increased 1.1% year over year.

30-day hospital readmission rate approximately 20% better than national average.

Hospice

Sequential growth in hospice admissions

Admissions increased 1.6% sequentially; decreased 3.4% year over year.

Cost per day remained stable for the past three quarters; eliminated use of all contract labor by end of quarter.

Approximately 44% better than the national average for patient visits in the last days of life.

Consolidated

The continued home health payor mix shift impacted revenue and Adjusted EBITDA.

The home health payor mix shift reduced consolidated net service revenue and Adjusted EBITDA approximately $8 million in Q3 2023.

22% of non-episodic visits are now in payor innovation contracts at improved rates.

$258.3M
Revenue

$2.4M
Net Loss attributable to Enhabit, Inc.

$(0.05)
Reported EPS

$23.2M
Adjusted EBITDA

$0.03
Adjusted EPS

50,523
Home Health Admissions

2,882
Hospice Admissions

53,484
Home Health Completed Episodes

3,388
Hospice Average Daily Census

$3,128
Home Health Revenue per Completed Episode

$152
Hospice Revenue per Day

$93
Home Health Cost per Visit

$77
Hospice Cost per Day

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

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Enhabit Home Health & Hospice 5 Consolidated Results ($ in millions, except per share data) Q3 '23 vs. '222023 2022 Home health net service revenue $210.9 $216.3 (2.5) % Hospice net service revenue 47.4 49.4 (4.0) % Total net service revenue 258.3 265.7 (2.8) % % of Revenue % of Revenue Cost of services 51.9% (134.0) 49.8% (132.3) 1.3 % Gross margin 48.1% 124.3 50.2% 133.4 (6.8) % General & administrative expenses 39.1% (101.0) 38.2% (101.4) (0.4) % Total operating expenses 91.0% (235.0) 88.0% (233.7) 0.6 % Other income 0.1 — Net income attributable to noncontrolling interest $(0.2) $(0.3) Adjusted EBITDA $23.2 $31.7 (26.8) % Adjusted EBITDA margin 9.0% 11.9 % Net (Loss) Income Attributable to Enhabit, Inc. $(2.4) $8.6 Reported Diluted EPS $(0.05) $0.17 (129.4) % Adjusted Diluted EPS (see calculations on slides 32 and 33) $0.03 $0.19 (84.2) % General & administrative expenses in the above table exclude: Unusual or nonrecurring items that are not typical of ongoing operations(1) $4.9 $0.9 Stock-based compensation $3.1 $4.5 (Gain) loss on disposal or impairment of assets $(0.2) $0.7 Reconciliations to GAAP provided in Appendix 1 Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in 2022, they include one time standalone transition costs.

Enhabit Home Health & Hospice 6 Consolidated Results (continued) • The continued shift to more non-episodic admissions in home health impacted consolidated revenue and Adjusted EBITDA by approximately $8 million, net of the impact from improved pricing of payor innovation contracts. Consolidated Adjusted EBITDA decreased $8.5 million, or 26.8% year over year Consolidated revenue decreased $7.4 million, or 2.8% year over year Reconciliations to GAAP provided in Appendix Continued success in recruitment and retention • Increase in full-time nursing candidate pool resulted in 166 net new full-time home health nursing hires in Q3 2023 • Nursing contract labor in home health now reduced to 15 agency nurses; anticipate all nursing contracts to be completed by the end of the year • Zero staffing constrained hospice locations by the end of Q3 2023 – Eliminated the use of contract labor in hospice by the end of the quarter

Enhabit Home Health & Hospice 7 Payor Innovation Payor Innovation strategy continues to foster Medicare Advantage growth. 11 new agreements negotiated in Q3 2023 • Ten negotiated at episodic rates and one at improved per visit rates 48 agreements negotiated since inception of payor innovation team • 33 negotiated at episodic rates and 15 at improved per visit rates 22% of non-episodic visits are now in payor innovation contracts at improved rates. • Progress continues as we shift more non-episodic visits into payor innovation contracts(1): - Q1 2023, non-episodic visits in payor innovation contracts was approximately 5% - Q2 2023, non-episodic visits in payor innovation contracts was approximately 10% - Q3 2023, non-episodic visits in payor innovation contracts has grown to approximately 22% • Continue to estimate that every 5% of visits that shift from previous non-episodic payor contracts to new non-episodic payor innovation contracts represents an approximate $5 million increase to revenue and Adjusted EBITDA annually (1) Calculated as a % of total non-episodic visits

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.6	3.0	20.0%	93% of our home health agencies are 3 Stars or higher; 37% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	3.8	3.6	5.6%	99% of our home health agencies are 3 Stars or higher; 72% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	14.5	18.2	20.3%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Patient Visits in Last Days of Life[4]	78.0%	54.2%	44.0%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

1) Quality of Patient Care (QoPC) Star Ratings as of October 2023 for dates of service full year 2022
2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of October 2023 for dates of service April 1, 2022 - September 30, 2023
3) Research Institute for Home Care 2022 Chartbook (data from Medicare Standard Analytics Files for CY 2021), EHAB data is as of Q2 2023 (all payors)
4) Medicare fee for service claims data for Q2 2022 to Q1 2023, source Trella Health

Enhabit Home Health & Hospice

8

Enhabit Home Health & Hospice 9 De Novos and Acquisitions Strategically reinvesting for growth • Added one hospice de novo location in Q3 2023 • Colorado Springs, Colorado hospice location began accepting patients in July 2023 • As of Q3 2023, we have opened six de novo locations: four hospice locations and two home health locations. Home Health Hospice Total December 31, 2020 241 82 323 De Novo Locations Opened 0 3 3 Acquired Locations 11 11 22 Merged/Closed Locations (1) 0 (1) December 31, 2021 251 96 347 De Novo Locations Opened 1 3 4 Acquired Locations 2 6 8 Merged/Closed Locations (2) 0 (2) December 31, 2022 252 105 357 De Novo Locations Opened 2 4 6 Acquired Locations 1 0 1 YTD 2023 255 109 364 241 251 252 255 82 96 105 109 Home Health Hospice 12/31/20 12/31/21 12/31/22 YTD 2023 0 100 200 300 400 Location Count

Enhabit Home Health & Hospice 10 Home Health Segment ($ in millions) Q3 '23 vs. '222023 2022 Net service revenue $210.9 $216.3 (2.5) % Cost of services 110.0 109.6 0.4 % Gross margin 47.8% 49.3 % General & administrative expenses 59.0 61.9 (4.7) % Other income (0.1) — Equity earnings / noncontrolling interest 0.2 0.2 — % Adjusted EBITDA $41.8 $44.6 (6.3) % % Adj. EBITDA margin 19.8% 20.6 % Operational metrics (Actual Amounts) Starts of care Episodic admissions 31,490 35,487 (11.3) % Non-episodic admissions 19,033 14,252 33.5 % Total admissions 50,523 49,739 1.6 % Episodic recertifications 23,290 25,821 (9.8) % Non-episodic recertifications 9,442 6,541 44.4 % Total recertifications 32,732 32,362 1.1 % Total starts of care 83,255 82,101 1.4 % Completed episodes 53,484 60,396 (11.4) % Revenue per episode $3,128 $3,009 4.0 % Visits per episode 14.9 14.9 — % Total visits 1,162,144 1,175,002 (1.1) % Non-episodic visits 365,071 272,282 34.1 % Cost per visit $93 $92 1.1 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 11 Home Health Segment (continued) Revenue declined $5.4 million, or 2.5%, primarily due to the continued payor mix shift to more non-episodic admissions. • Total admissions growth was driven by 33.5% year-over-year growth in non-episodic admissions. – The continued shift to more non-episodic admissions reduced revenue approximately $8 million, net of the impact from improved pricing of payor innovation contracts. – Approximately 31% of visits in Q3 2023 were non-episodic, up from approximately 23% in Q3 2022. • Revenue per episode increased 4.0% year over year primarily due to changes in our estimated recoverability of net service revenue. Adjusted EBITDA decreased $2.8 million, or 6.3%, year over year primarily due to the continued payor mix shift to more non-episodic admissions ($8 million). Cost per visit increased 1.1% year over year primarily due to merit and market rate increases for clinical staff, partially offset by improved nursing productivity. Home health total admissions increased 1.6% year over year

Enhabit Home Health & Hospice 12 Hospice Segment ($ in millions) Q3 '23 vs. '222023 2022 Net service revenue $47.4 $49.4 (4.0) % Cost of services 24.0 22.7 5.7 % Gross margin 49.4% 54.0 % General & administrative expenses 15.7 17.3 (9.2) % Equity earnings / noncontrolling interest — 0.1 Adjusted EBITDA $7.7 $9.3 (17.2) % % Adj. EBITDA margin 16.2% 18.8 % Operational metrics (Actual Amounts) Total admissions 2,882 2,982 (3.4) % Patient days 311,719 320,732 (2.8) % Discharged average length of stay 107 103 3.9 % Average daily census 3,388 3,486 (2.8) % Revenue per day $152 $154 (1.3) % Cost per day $77 $71 8.5 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 13 Hospice Segment (continued) Hospice average daily census decreased 2.8% year over year Revenue decreased $2.0 million, or 4.0%, year over year primarily due to a decrease in patient days. • Admissions increased 1.6% sequentially; decreased 3.4% year over year. – Monthly average daily census trended up each month of the third quarter. • Revenue per day decreased 1.3% year over year primarily due to an increase in revenue reserves, partially offset by increased Medicare reimbursement rates. – The increase in revenue reserves was due to changes in our estimated recoverability of net service revenue. Adjusted EBITDA decreased primarily due to higher cost of services resulting from increased labor costs. • Cost per day increased 8.5% year over year primarily due to increased labor costs resulting from the implementation of the new case management model, including costs associated with dedicated on-call and triage nurses. – Cost per day remained stable at $77 for the past three quarters. > Eliminated the use of all contract labor by the end of the quarter.

Enhabit Home Health & Hospice 14 Consolidated Adjusted EBITDA ($ in millions) Q3 2023 % of Consolidated Revenue Q3 2022 % of Consolidated Revenue Home health segment Adjusted EBITDA $41.8 $44.6 Hospice segment Adjusted EBITDA 7.7 9.3 Home office general & administrative expenses (26.3) (10.2) % (22.2) (8.4) % Consolidated Adjusted EBITDA $23.2 $31.7 Home office general & administrative expenses in the above table exclude: Unusual or nonrecurring items(1) $4.9 $0.9 Stock-based compensation $3.1 $4.5 (Gain) loss on disposal or impairment of assets $(0.2) $0.7 Home office general and administrative expenses increased as a percentage of revenue year over year primarily due to annual merit increases, additional investments in talent acquisition and employee development and a declining revenue base. Reconciliations to GAAP provided in Appendix (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in 2022, they include one time standalone transition costs.

Enhabit Home Health & Hospice 15 Debt & Liquidity Metrics ($ in millions) September 30, 2023 December 31, 2022 Advances under revolving credit facility, due 2027(1) $180.0 $190.0 $400 million term loan facility, due 2027(1)(2) 373.1 387.9 Finance lease obligations 5.3 5.2 Total debt $558.4 $583.1 Less: Cash and cash equivalents 31.6 22.9 Net debt $526.8 $560.2 Net debt to Adjusted EBITDA 5.14x 3.75x Trailing twelve-month Adjusted EBITDA $102.8 $149.3 Available liquidity(3)(4) $81.6 $179.5 Reconciliations to GAAP provided in Appendix (1) The Q3 2023 weighted average interest rate was 7.1% (SOFR + credit spread adjustment + 225 bps). (2) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%. (3) On September 29, 2023, Enhabit obtained a limited waiver of the financial covenants associated with its credit agreement. A component of the waiver limited revolver capacity to $230 million. (4) In November 2023, Enhabit entered into a Credit Agreement Amendment. See page 16.

Credit Agreement Amendment

Obtained limited waiver to credit agreement on September 29, 2023 to waive compliance with financial covenants for the Q3 2023 test date

- Proactively obtained waiver out of an abundance of caution
  - Waiver was not ultimately needed

Entered into a more fulsome amendment to credit agreement on November 3, 2023

- Obtained additional cushion to financial covenants through March 31, 2025
- Covenant levels requested and received were done out of an abundance of caution as the Company continues to operate in an industry with shifting dynamics in payor sources and reimbursement
- Includes permanent reduction in revolver commitment from $350 million to $220 million
  - $180 million drawn as of September 30, 2023
  - Expect to realize a reduction in commitment fees of $0.3 million per year as a result of the commitment reduction

Given our cash on hand and availability under our revolver, we believe we have adequate liquidity to service our debt and fund operations.

- $70 million of liquidity ($30 million of cash on hand; $40 million of availability under revolver)

Amendment	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Amended Net Leverage Covenant	6.75	6.75	6.50	6.50	6.50	5.75
Fixed Charge Coverage Covenant[1]	1.15	1.15	1.15	1.15	1.15	1.15

[1] Ratio defined as Adjusted EBITDA minus taxes and capex over cash interest and scheduled principal payments.

Enhabit Home Health & Hospice

16

Enhabit Home Health & Hospice 17 Adjusted Free Cash Flow • Adjusted free cash flow decreased year over year primarily due to the reduction in Adjusted EBITDA and increase in cash interest payments. – Credit agreement entered into on June 30, 2022 in connection with separation from Encompass Health; no cash interest payments in first half of 2022 • See Adjusted free cash flow assumptions on slide 20. • See uses of Adjusted free cash flow on slide 21. ($ in millions) $80.1 $(46.5) $19.1$(21.9) $17.2 $(0.5) $47.5 Adj. Free Cash Flow YTD 2022 Adjusted EBITDA Cash Interest Payments Change in Working Capital and Other Cash Tax Payments, Net of Refunds Maintenance Capital Expenditures Adj. Free Cash Flow YTD 2023 $0 $20 $40 $60 $80 Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 18 2023 Guidance Revised as of November 7, 2023 ($ in millions, except per share data) 2022 Actuals 2023 Previous Guidance 2023 Revised Guidance Net service revenue $1,071.1 $1,057 to $1,065 $1,044 to $1,048 Adjusted EBITDA $149.3 $100 to $107 $93 to $98 Adjusted EPS $1.36 $0.28 to $0.46 $0.09 to $0.31

Enhabit Home Health & Hospice 19 Guidance Considerations • An increase of 0.7% in Medicare pricing prior to the resumption of sequestration in Q1 and Q2 • Continued shift to more non-episodic admissions • Cost per visit increase of 1% to 3% Home Health • An increase of 3.8% in Medicare pricing prior to the resumption of sequestration for Q1 through Q3; increase of 3.3% in Medicare pricing in Q4 • Cost per patient day increase of 7% to 10% Hospice • Year-over-year increase in costs associated with being a stand-alone company = $9 to $10 million • Incremental expense of approximately $1 to $2 million for de novo locations • Incremental interest expense of $26 million to $28 million • Tax rate of approximately 26% • Diluted share count of approximately 50.1 million shares Consolidated

Enhabit Home Health & Hospice 20 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2022 Full Year 2023 YTD 2023 Assumptions Adjusted EBITDA $149.3 $72.5 $93 to $98 Cash interest expense 12.9 27.9 $39 to $41 Cash income tax payments (refunds), net 11.9 (5.4) $(5) to $(8) Working capital and other 35.7 (1.1) $(0) to $(5) Maintenance capital expenditures 4.5 3.6 $5 to $7 Adjusted free cash flow $84.3 $47.5 $50 to $67 Reconciliations to GAAP provided in Appendix • Cash interest payments in full year 2022 include two quarters of impact from debt incurred as part of the separation from Encompass Health. Cash interest payments year-to-date 2023 reflect nine months of payments, increased interest rates, and larger SOFR spread due to increased leverage. • Cash tax payments in 2022 resulted in a prepayment of approximately $11 million as of December 31, 2022. Net cash tax refunds in 2023 include the impact of a partial refund of 2022 overpayment. • Use of working capital expected in Q4 due to higher accounts receivable balances and insurance payments.

Enhabit Home Health & Hospice 21 Uses of Adjusted Free Cash Flow ($ in millions) Growth in Core Business 2022 Full Year YTD 2023 2023 Assumptions De novos $1.2 $1.8 $2 to $3 Acquisitions(1)(2) $36.3 $2.8 $2.8 Debt repayments (borrowings), net(3) $(10.0) $25.0 TBD (1) On January 1, 2022, Enhabit acquired a 50% equity interest from Frontier Home Health and Hospice, LLC in a joint venture with Saint Alphonsus system which operates home health and hospice locations in Boise, Idaho. The total purchase price was $15.9 million and was funded on December 31, 2021. (2) Completed the acquisition of Specialty Home Health Care Inc. in Q1 2023, at a purchase price of $3.1 million, with a hold back of $0.3 million expected to be released March 1, 2025. (3) Amounts in this row do not include debt incurred as part of the separation transaction from Encompass Health in 2022.

Enhabit Home Health & Hospice 22 Appendix

Enhabit Home Health & Hospice 23 Overview 104 hospice locations co-located with home health locations(1) 11 states where we are #1 or #2 in home health(2) ~69% of total Medicare home health spend occurs in states in which we operate(2) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of September 30, 2023 (2) Based on 2020 Home Health Medicare revenues 109 Hospice Locations(1) 255 Home Health Locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 20 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payors and other risk-bearing entities We operate nationally across 34 states with 10,000+ employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success

Enhabit Home Health & Hospice 24 Growth Strategy Multi-faceted growth avenues with clearly defined areas of opportunity Drive organic growth at existing operations Execute on de novo strategy Evaluate strategic acquisitions Leverage care transitions expertise Expand Medicare Advantage focus Explore adjacent service offerings Currently located in states that represent ~69% of 2020 total Medicare home health spend Open ten de novo locations per year Identify and evaluate opportunities Attractive partner due to quality of outcomes, data management capabilities, scale and market density Total Medicare beneficiaries choosing Medicare Advantage expected to continue to grow Explore adjacent verticals to further bolster our footprint in home health services

Enhabit Home Health & Hospice 25 Home Health Operational Metrics (net service revenue $ in millions) Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Q3 2023 Home health net service revenue $224.9 $220.2 $216.3 $215.8 $877.1 $215.8 $213.8 $210.9 (Actual Amounts) Total admissions 53,309 49,399 49,739 50,048 202,495 53,943 50,975 50,523 Episodic admissions 38,971 36,106 35,487 34,572 145,136 35,032 32,628 31,490 Non-episodic admissions 14,338 13,293 14,252 15,476 57,359 18,911 18,347 19,033 Total recertifications 31,787 32,440 32,362 32,383 128,972 31,778 33,342 32,732 Episodic recertifications 25,808 25,993 25,821 25,279 102,901 23,674 23,788 23,290 Non-episodic recertifications 5,979 6,447 6,541 7,104 26,071 8,104 9,554 9,442 Total starts of care 85,096 81,839 82,101 82,431 331,467 85,721 84,317 83,255 Completed episodes 63,111 62,691 60,396 60,250 246,448 57,827 56,808 53,484 Avg. revenue per episode $3,038 $2,972 $3,009 $2,958 $2,995 $2,943 $2,913 $3,128 Visits per episode 15.2 15.0 14.9 14.3 14.9 14.8 14.6 14.9 Total visits 1,228,084 1,217,447 1,175,002 1,159,420 4,779,953 1,205,700 1,205,865 1,162,144 Non-episodic visits 270,253 275,679 272,282 297,350 1,115,564 351,283 377,214 365,071 Cost per visit $86 $88 $92 $92 $89 $88 $91 $93

Enhabit Home Health & Hospice 26 Hospice Operational Metrics (net service revenue $ in millions) Q1 2022 Q2 2022 Q3 2022 Q4 2022 FY 2022 Q1 2023 Q2 2023 Q3 2023 Hospice net service revenue $49.4 $47.8 $49.4 $47.4 $194.0 $49.3 $48.5 $47.4 (Actual Amounts) Total admissions 3,246 2,835 2,982 2,915 11,978 3,122 2,837 2,882 Patient days 319,834 313,718 320,732 330,102 1,284,386 317,027 311,465 311,719 Discharged average length of stay 108 109 103 110 108 114 108 107 Average daily census 3,554 3,447 3,486 3,588 3,519 3,523 3,423 3,388 Revenue per day $154 $152 $154 $144 $151 $155 $156 $152 Cost per day $68 $69 $71 $74 $70 $77 $77 $77

Enhabit Home Health & Hospice 27 Reconciliation of Historic Segment Adjusted EBITDA of Encompass Health to Enhabit Adjusted EBITDA PLACE HOLDER – WILL NEED: • EBITDA to Net income • Adjusted EPS to reported EPS and Net income ($ in millions) Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 FY 2022 Encompass Health Segment Adjusted EBITDA $50.8 $61.7 $46.4 $52.6 $211.5 $50.1 $43.8 $93.9 Less: Overhead allocation from Encompass Health (3.8) (4.6) (3.9) (4.4) (16.7) (3.6) (4.1) (7.7) Add: stock-based compensation included in overhead allocation 0.2 0.9 0.5 0.8 2.4 0.5 0.6 1.1 Enhabit Adjusted EBITDA $47.2 $58.0 $43.0 $49.0 $197.2 $47.0 $40.3 $87.3 Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 28 Consolidated Results – YTD 2023 ($ in millions, except per share data) Year-To-Date '23 vs. '222023 2022 Home health net service revenue $640.5 $661.4 (3.2) % Hospice net service revenue 145.2 146.6 (1.0) % Total net service revenue $785.7 $808.0 (2.8) % % of Revenue % of Revenue Cost of services 51.2% (402.1) 48.6% (392.3) 2.5 % Gross margin 48.8% 383.6 51.4% 415.7 (7.7) % General & administrative expenses 39.5% (310.3) (36.5) % (295.1) 5.2 % Total operating expenses 90.7% (712.4) 85.1% (687.4) 3.6 % Other income 0.2 — % $ — Net income attributable to noncontrolling interests (1.0) (1.6) Adjusted EBITDA $72.5 $119.0 (39.1) % Adjusted EBITDA margin 9.2% 14.7 % Impairment of goodwill (10.9) % (85.8) — % — N/A Net (Loss) Income Attributable to Enhabit, Inc. $(74.1) $54.8 Reported Diluted EPS $(1.48) $1.10 (234.2) % Adjusted Diluted EPS (see calculations on slides 33 and 34) $0.16 $1.21 (86.8) % General & administrative expenses in the above table exclude: Unusual or nonrecurring items that are not typical of ongoing operations(1) $9.8 $7.0 Stock-based compensation $7.2 $7.1 (Gain) loss on disposal or impairment of assets $(0.2) $0.1 Stock-based compensation included in overhead allocation $— $1.1 Reconciliations to GAAP provided in Appendix (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in 2022, they include one time standalone transition costs and costs due to Encompass strategic review.

Enhabit Home Health & Hospice 29 Home Health Segment Results – YTD 2023 ($ in millions) Year-To-Date '23 vs. '222023 2022 Net service revenue $640.5 $661.4 (3.2) % Cost of services 329.5 326.4 0.9 % Gross margin 48.6% 50.7 % General & administrative expenses 181.3 178.4 1.6 % Other income (0.2) — Equity earnings / noncontrolling interest 1.0 1.3 (23.1) % Adjusted EBITDA $128.9 $155.3 (17.0) % % Adj. EBITDA margin 20.1% 23.5 % Operational metrics (Actual Amounts) Starts of care Episodic admissions 99,150 110,564 (10.3) % Non-episodic admissions 56,291 41,883 34.4 % Total admissions 155,441 152,447 2.0 % Episodic recertifications 70,752 77,622 (8.9) % Non-episodic recertifications 27,100 18,967 42.9 % Total recertifications 97,852 96,589 1.3 % Total starts of care 253,293 249,036 1.7 % Completed episodes 168,119 186,198 (9.7) % Revenue per episode $2,992 $3,006 (0.5) % Visits per episode 14.8 15.1 (1.8) % Total visits 3,573,709 3,620,533 (1.3) % Non-episodic visits 1,093,568 818,214 33.7 % Cost per visit $91 $89 2.2 % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 30 Hospice Segment Results – YTD 2023 ($ in millions) Year-To-Date '23 vs. '222023 2022 Net service revenue $145.2 $146.6 (1.0) % Cost of services 72.6 65.8 10.3 % Gross margin 50.0% 55.1 % General & administrative expenses 48.0 47.7 0.6 % Equity earnings / noncontrolling interest — 0.3 Adjusted EBITDA $24.6 $32.8 (25.0) % % Adj. EBITDA margin 16.9% 22.4 % Operational metrics (Actual Amounts) Total admissions 8,841 9,063 (2.4) % Patient days 940,211 954,284 (1.5) % Discharged average length of stay 110 107 2.5 % Average daily census 3,444 3,496 (1.5) % Revenue per day $154 $154 — % Cost per day $77 $69 11.6 % Reconciliations to GAAP provided in Appendix

Payor Sources

As a % of Revenue	Third Quarter		Year To Date		Fiscal Year
Consolidated	2023	2022	2023	2022	2022
Medicare	72.7%	77.6%	72.2%	78.4%	78.4%
Medicare Advantage	17.7%	14.5%	18.9%	13.7%	14.2%
Managed Care	8.2%	6.4%	7.7%	6.6%	6.1%
Medicaid	1.4%	1.4%	1.2%	1.2%	1.2%
Other	—%	0.1%	—%	0.1%	0.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
Home Health					
Medicare[(1)]	66.9%	73.6%	66.6%	74.5%	73.8%
Medicare Advantage[(2)]	21.7%	17.8%	23.2%	16.7%	17.3%
Managed Care	10.0%	7.0%	8.8%	7.4%	7.3%
Medicaid	1.4%	1.5%	1.4%	1.4%	1.4%
Other	—%	0.1%	—%	—%	0.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
Hospice					
Medicare[(3)]	98.5%	95.7%	96.8%	96.5%	98.8%
Managed Care[(4)]	—%	3.5%	2.9%	2.9%	0.7%
Medicaid	1.5%	0.8%	0.3%	0.6%	0.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

[1] Medicare as % of home health revenue was 65.0% in Q3 2023, excluding the impact of changes in our estimated recoverability of net service revenue.
[2] Medicare Advantage as % of home health revenue was 23.4% in Q3 2023, excluding the impact of changes in our estimated recoverability of net service revenue.
[3] Medicare as a % of hospice revenue was 98.4% in Q3 2023, excluding the impact of changes in our estimated recoverability of net service revenue.
[4] Managed Care as % of hospice revenue was approximately 0.2% in Q3 2023, excluding the impact of changes in our estimated recoverability of net service revenue.

Enhabit Home Health & Hospice

31

Enhabit Home Health & Hospice 32 EPS Calculation: Q3 2023 ($ in millions, except per share amounts) Adjusted EPS – Q3 2023 As Reported Unusual or nonrecurring items that are not typical of ongoing operations Income Tax Adjustments As Adjusted Adjusted EBITDA $23.2 $— $— $23.2 Interest expense and amortization of debt discounts & fees (10.9) — — (10.9) Depreciation and amortization (7.7) — — (7.7) Unusual or nonrecurring items that are not typical of ongoing operations(1) (4.9) 4.9 — — Stock-based compensation (3.1) — — (3.1) Gain on disposal or impairment of assets 0.2 — — 0.2 Net (loss) income before income taxes, including noncontrolling interests (3.2) 4.9 — 1.7 Income tax benefit (expense) 0.8 (1.3) 0.1 (0.4) Net (loss) income attributable to Enhabit $(2.4) $3.6 $0.1 $1.3 Diluted earnings per share $(0.05) $0.07 $— $0.03 Diluted shares 49.9 49.9 (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism.

Enhabit Home Health & Hospice 33 EPS Calculation: Q3 2022 ($ in millions, except per share amounts) Adjusted EPS – Q3 2022 As Reported Unusual or nonrecurring items that are not typical of ongoing operations As Adjusted Adjusted EBITDA $31.7 $— $31.7 Depreciation and amortization (8.0) — (8.0) Interest expense and amortization of debt discounts & fees (6.2) — (6.2) Stock-based compensation (4.5) — (4.5) Unusual or nonrecurring items that are not typical of ongoing operations(1) (0.9) 0.9 — Loss on disposal or impairment of assets (0.7) — (0.7) Net income before income taxes, including noncontrolling interests 11.4 0.9 12.3 Income tax expense (2.8) (0.1) (2.9) Net income attributable to Enhabit $8.6 $0.8 $9.4 Diluted Earnings per share $0.17 $0.02 $0.19 Diluted shares 49.7 49.7 (1) Unusual or nonrecurring items include one time standalone transition costs.

Enhabit Home Health & Hospice 34 EPS Calculation: YTD 2023 ($ in millions, except per share amounts) Adjusted EPS – YTD 2023 As Reported Impairment of Goodwill Unusual or nonrecurring items that are not typical of ongoing operations Income Tax Adjustments As Adjusted Adjusted EBITDA $72.5 $— $— $— $72.5 Impairment of goodwill (85.8) 85.8 — — — Interest expense and amortization of debt discounts & fees (30.7) — — — (30.7) Depreciation and amortization (23.2) — — — (23.2) Unusual or nonrecurring items that are not typical of ongoing operations (9.8) — 9.8 — — Stock-based compensation (7.2) — — — (7.2) Gain on disposal or impairment of assets 0.2 — — — 0.2 Net (loss) income before income taxes, including noncontrolling interests (84.0) 85.8 9.8 — 11.6 Income tax benefit (expense) 9.9 (11.1) (2.9) 0.6 (3.5) Net (loss) income attributable to Enhabit $(74.1) $74.7 $6.9 $0.6 $8.1 Diluted earnings per share $(1.48) $1.50 $0.14 $0.01 $0.16 Diluted shares 49.8 49.8 (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism.

Enhabit Home Health & Hospice 35 EPS Calculation: YTD 2022 ($ in millions, except per share amounts) Adjusted EPS – FY 2022 As Reported Unusual or nonrecurring items that are not typical of ongoing operations As Adjusted Adjusted EBITDA $119.0 $— $119.0 Depreciation and amortization (24.7) — (24.7) Stock-based compensation (7.1) — (7.1) Unusual or nonrecurring items that are not typical of ongoing operations(1) (7.0) 7.0 — Interest expense and amortization of debt discounts & fees (6.3) — (6.3) Stock-based compensation included in overhead allocation (1.1) — (1.1) Loss on disposal or impairment of assets (0.1) — (0.1) Net income before income taxes, including noncontrolling interests 72.7 7.0 79.7 Income tax expense (17.9) (1.6) (19.5) Net income attributable to Enhabit $54.8 $5.4 $60.2 Diluted earnings per share $1.10 $0.11 $1.21 Diluted shares 49.7 49.7 (1) Unusual or nonrecurring items include one time standalone transition costs and costs due to Encompass strategic review.

Enhabit Home Health & Hospice 36 Reconciliation of Net (Loss) Income to Adjusted EBITDA – Consolidated ($ in millions) Third Quarter YTD 2023 2022 2023 2022 Net (loss) income $(2.2) $8.9 $(73.1) $56.4 Interest expense and amortization of debt discounts and fees 10.9 6.2 30.7 6.3 Depreciation and amortization 7.7 8.0 23.2 24.7 Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.9 0.9 9.8 7.0 Stock-based compensation 3.1 4.5 7.2 7.1 Income tax (benefit) expense (0.8) 2.8 (9.9) 17.9 Net income attributable to noncontrolling interests (0.2) (0.3) (1.0) (1.6) (Gain) loss on disposal or impairment of assets (0.2) 0.7 (0.2) 0.1 Impairment of goodwill — — 85.8 — Stock-based compensation included in overhead allocation — — — 1.1 Adjusted EBITDA $23.2 $31.7 $72.5 $119.0 (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one time standalone transition costs; in YTD 2022, they include one time standalone transition costs and costs due to Encompass strategic review.

Enhabit Home Health & Hospice 37 Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA ($ in millions) Third Quarter YTD 2023 2022 2023 2022 Net cash provided by operating activities $6.3 $1.0 $45.5 $76.0 Interest expense, excluding amortization of debt discounts and fees 10.7 6.2 30.3 6.3 Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.9 0.9 9.8 7.0 Current portion of income tax expense 1.3 3.9 3.2 10.0 Net income attributable to noncontrolling interests in continuing operations (0.2) (0.3) (1.0) 20.4 Other 0.2 (0.3) (0.3) (1.6) Change in assets and liabilities, excluding derivative instruments — 20.3 (15.0) 1.1 Stock-based compensation included in overhead allocation — — — (0.2) Adjusted EBITDA $23.2 $31.7 $72.5 $119.0 (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one time standalone transition costs; in YTD 2022, they include one time standalone transition costs and costs due to Encompass strategic review.

Enhabit Home Health & Hospice 38 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Third Quarter YTD 2023 2022 2023 2022 Net cash provided by operating activities $6.3 $1.0 $45.5 $76.0 Unusual or nonrecurring items that are not typical of ongoing operations(1) 4.9 0.9 9.8 7.0 Cash expenditures for maintenance (1.9) (0.5) (3.6) (3.1) Other working capital adjustments (0.7) 0.9 (1.7) — Distributions paid to noncontrolling interests of consolidated affiliates — (0.2) (2.5) (0.9) Stock-based compensation included in overhead allocation — — — 1.1 Adjusted free cash flow $8.6 $2.1 $47.5 $80.1 (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one time standalone transition costs; in YTD 2022, they include one time standalone transition costs and costs due to Encompass strategic review.

Enhabit Home Health & Hospice 39 Reconciliation of Gross Margin to Adjusted EBITDA Margin Third Quarter YTD 2023 2022 2023 2022 Gross margin as a percentage of revenue 48.1% 50.2% 48.8% 51.4 % General and administrative expenses (42.1) % (40.5) % (41.6) % (38.4) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.9% 0.3% 1.2% 0.9 % Stock-based compensation 1.2% 1.7% 0.9% 1.0 % Noncontrolling interests (0.1) % — % (0.1) % (0.2) % (Gain) loss on disposal or impairment of assets — % 0.2% — % — % Adjusted EBITDA Margin 9.0% 11.9% 9.2% 14.7% (1) Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, and shareholder activism; in Q3 2022, they include one time standalone transition costs; in YTD 2022, they include one time standalone transition costs and costs due to Encompass strategic review.